UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021 (June 9, 2021)

EARGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39616	27-3879804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1600 Technology Drive, 6th Floor San Jose, California 95110
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 351-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On June 9, 2021, Juliet Tammenoms Bakker resigned from the Board of Directors (the “Board”) of Eargo, Inc. (the “Company”), effective immediately. Ms. Tammenoms Bakker’s resignation was not as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

(d) On June 9, 2021, the Board appointed Katherine Bayne to the Board as a Class III director and as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), effective immediately. Ms. Bayne’s term as director will expire at the 2023 annual meeting of stockholders or until her successor is elected and qualified or her earlier death, resignation, disqualification, retirement or removal.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, Ms. Bayne received an initial option grant to purchase 10,325 shares of the Company’s common stock under the Company’s 2020 Incentive Award Plan and may be eligible to receive, on the date of each annual meeting of the Company’s stockholders, an option to purchase that number of shares of the Company’s common stock calculated by dividing (i) $120,000 by (ii) the per share grant date fair value of the option, calculated based on the 30 trading day average closing price of the Company’s common stock as of the trading day immediately preceding the date of grant. Ms. Bayne will receive an annual cash retainer in the amount of $40,000 per year for Board service and an additional annual cash retainer in the amount of $5,000 per year for her service on the Nominating Committee. The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2020.

In addition, Ms. Bayne will enter into the Company’s standard indemnification and advancement agreement for directors and executive officers, the form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 25, 2020.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated June 10, 2021, announcing the appointment of Ms. Bayne to the Board is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 10, 2021.

104	Cover Page Interactive File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARGO, INC.

Date: June 10, 2021	By:	/s/ Adam Laponis
Adam Laponis
Chief Financial Officer